Exhibit 99.1

Avadel Pharmaceuticals Reports Fourth Quarter and Full Year 2017 Results

Fourth quarter and full year revenues of $34.2 million and $172.7 million, respectively

Dublin, Ireland –March 8, 2018 - Avadel Pharmaceuticals plc (Nasdaq: AVDL), "Avadel" or "the Company," today announced its financial results for the fourth quarter and full year 2017.

Highlights Include:

•	Total revenues for fourth quarter and full year 2017 were $34.2 million and $172.7 million, compared to $43.1 million and $150.2 million in the prior year periods.

•	GAAP net loss for the fourth quarter was $(9.3) million, or $(0.24) per diluted share, compared to GAAP net income of $4.7 million, or $0.11 per diluted share, during the same period last year. GAAP net income for the full year 2017 was $67.3 million or $1.61 per diluted share compared to GAAP net loss of $(41.3) million or $(1.00) per diluted share during the same period last year.

•	Adjusted net loss for the fourth quarter was $(11.0) million, or $(0.28) per diluted share, compared to an adjusted net income of $0.1 million, or $0.00 per diluted share, during the same period last year. (1)

•	Cash and marketable securities at December 31, 2017 were $94.1 million, down from $154.2 million, at December 31, 2016.

Michael Anderson, Avadel's Chief Executive Officer, remarked, "We ended the fourth quarter and full year with strong financial results, coming in near the top end of our revenue guidance. During the fourth quarter we continued the foundational work required to prepare Noctiva™ for launch while we successfully built the necessary infrastructure to enter the urology market. The sales, marketing, market access and medical teams, have experienced and highly qualified personnel, many with urology expertise.

Mr. Anderson continued, “As we entered 2018, we continued the execution of our strategic plan by narrowing our focus to center around our urology, sleep and hospital businesses by divesting our pediatric products. Immediately following the divestiture, we completed a $144 million capital raise, which now ensures that we are well capitalized to launch Noctiva, complete our REST-ON Phase III trial, and continue seeking strategically aligned acquisition opportunities.”

Fourth Quarter 2017 Results

Revenues during the fourth quarter of 2017 were $34.2 million, compared to $43.1 million during the same period last year. The decrease on a year-over-year basis was primarily due to a decline in Bloxiverz® revenue due to additional competition in 2017. GAAP net loss for the fourth quarter was $(9.3) million, or $(0.24) per diluted share, compared to GAAP net income of $4.7 million, or $0.11 per diluted share, during the same period last year. This decrease was primarily attributed to lower revenues and higher sales and marketing expenses associated with the launch of Noctiva.

Research and development expenses totaled $12.1 million for the fourth quarter of 2017. Sequentially, research and development expenses were up from $8.1 million in the third quarter of 2017 as a result of increased spend on the Company’s REST-On Phase III clinical trial including costs associated with increased spending on new patient enrollment initiatives, the investigation of additional clinical sites, and the testing and scale up of commercial contract manufacturing services.

1 Non-GAAP financial measure. Descriptions of Avadel’s non-GAAP financial measures are included under the caption Non-GAAP Disclosures and Adjustments included within this press release and reconciliations of such non-GAAP financial measures to their most closely applicable GAAP financial measures are found in the Supplemental Information section herein.

Selling, general and administrative expenses were $23.1 million in the fourth quarter of 2017. Sequentially, selling, general and administrative expenses were up from $11.6 million in the third quarter of 2017 as a result of higher costs of services associated with the launch of Noctiva, which the Company acquired in September 2017.

Adjusted net loss(1) for the fourth quarter of 2017 was $(11.0) million, or $(0.28) per diluted share, compared to an adjusted net income of $0.1 million, or $0.00 per diluted share, in the same period last year. The decrease in adjusted net income is largely attributable to an increase in Noctiva sales and marketing costs and a decrease in revenues when compared to the prior year period. Please see the Supplemental Information section within this document for a reconciliation of adjusted net income and adjusted diluted EPS to the respective GAAP amounts.

2018 Guidance

"As a result of the recent divestiture of our pediatrics products, we are revising our 2018 full year revenue guidance to $105 to $125 million, from $110 to $130 million when we guided in December 2017. We are reaffirming our Noctiva revenue guidance of $10 to $20 million and the associated spending of $50 to $55 million. Also, as a result of the pediatrics divestiture, we are lowering our full year SG&A guidance to $80 to $90 million, from the $85 to $95 million in our previous guidance. Overall, the divestiture of the pediatrics products is expected to be accretive to operating income and cash flow. We continue to expect R&D spending be $40 to $50 million. Having recently completed our exchangeable notes offering, cash interest expense is expected to be approximately $6 million. We expect a non- GAAP tax benefit of 0% to 10%,” said Mike Kanan, Avadel's Chief Financial Officer.

Conference Call

A conference call to discuss these results and provide an update on Noctiva launch progress, the REST-ON trial, and new information on FT 218 has been scheduled for Thursday March 8, 2018 at 10:00 a.m. ET. A question and answer period will follow management's prepared remarks. To access the conference call, investors are invited to dial (844) 388-0559 (U.S. and Canada) or (216) 562-0393 (International). The conference ID number is 2299207. A live audio webcast and accompanying slides can be accessed by visiting the “News & Events” page of the Company’s Investors website at www.avadel.com. A replay of the webcast will be archived on Avadel’s website for 90 days following the event.

About Avadel Pharmaceuticals plc:

Avadel Pharmaceuticals plc (NASDAQ: AVDL) is a branded specialty pharmaceutical company passionately committed to providing solutions for overlooked and unmet medical needs through patient-focused, innovative products. Our current portfolio of products and product candidates focus on urology and sleep medicine (CNS), in addition to our suite of hospital products. The Company is headquartered in Dublin, Ireland with operations in St. Louis, Missouri, United States and Lyon, France. For more information, please visit www.avadel.com.

1 Non-GAAP financial measure. Descriptions of Avadel’s non-GAAP financial measures are included under the caption Non-GAAP Disclosures and Adjustments included within this press release and reconciliations of such non-GAAP financial measures to their most closely applicable GAAP financial measures are found in the Supplemental Information section herein.

Safe Harbor: This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “will,” “may,” “believe,” “expect,” “anticipate,” “estimate,” “project” and similar expressions, and the negatives thereof, identify forward-looking statements, each of which speaks only as of the date the statement is made. Although we believe that our forward-looking statements are based on reasonable assumptions within the bounds of our knowledge of our business and operations, our business is subject to significant risks and as a result there can be no assurance that actual results of our research, development and commercialization activities and our results of operations will not differ materially from the results contemplated in such forward-looking statements. These risks include: (i) risks relating to our exchangeable senior notes including use of the net proceeds from the offering of the notes and other future events related to the notes; (ii) risks relating to the divestiture of our former pediatric business including whether such divestiture will be accretive to our operating income and cash flow; (iii) risks relating to our license agreement with Serenity Pharmaceuticals, LLC including that our internal analyses may overstate the market opportunity in the United States for the drug desmopressin acetate (the “Drug”) or we may not effectively exploit such market opportunity, that significant safety or drug interaction problems could arise with respect to the Drug, that we may not successfully increase awareness of nocturia and the potential benefits of the Drug, and that the need for management to focus attention on the development and commercialization of the Drug could cause our ongoing business operations to suffer; and (iv) the other risks, uncertainties and contingencies described in the Company's filings with the U.S. Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2016, and our Current Report on Form 8-K filed on February 14, 2018, in particular disclosures that may be set forth in particular under the captions “Forward-Looking Statements” and “Risk Factors,” including without limitation: our dependence on a small number of products and customers for the majority of our revenues; the possibility that our Bloxiverz®,Vazculep® and Akovaz® products, which are not patent protected, could face substantial competition resulting in a loss of market share or forcing us to reduce the prices we charge for those products; the possibility that we could fail to successfully complete the research and development for pipeline products we are evaluating for potential application to the FDA pursuant to our "unapproved-to-approved" strategy, or that competitors could complete the development of such products and apply for FDA approval of such products before us; the possibility that our products may not reach the commercial market or gain market acceptance; our need to invest substantial sums in research and development in order to remain competitive; our dependence on certain single providers for development of several of our drug delivery platforms and products; our dependence on a limited number of suppliers to manufacture our products and to deliver certain raw materials used in our products; the possibility that our competitors may develop and market technologies or products that are more effective or safer than ours, or obtain regulatory approval and market such technologies or products before we do; the challenges in protecting the intellectual property underlying our drug delivery platforms and other products; and our dependence on key personnel to execute our business plan.

Non-GAAP Disclosures and Adjustments

Avadel discloses certain non-GAAP financial measures, including adjusted net income and loss and adjusted net income and loss per diluted share, as management believes that a comparison of its current and historical results would be difficult if the disclosures were limited to financial measures prepared only in accordance with generally accepted accounting principles (GAAP) in the U.S. In addition to reporting its financial results in accordance with GAAP, Avadel reports certain non-GAAP results that exclude, if any, fair value remeasurements of its contingent consideration, impairment of intangible assets, if any, amortization of intangible assets, restructuring costs, foreign exchange gains and losses on assets and liabilities denominated in foreign currencies, non-cash license revenue adjustments and impacts of US tax reform, but includes the operating cash flows plus any unpaid accrued amounts associated with the contingent consideration, in order to supplement investors' and other readers' understanding and assessment of the Company's financial performance. The Company's management uses these non-GAAP measures internally for forecasting, budgeting and measuring its operating performance. Investors and other readers should review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most closely comparable GAAP measure set forth below and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP. The table provided within the following “Supplemental Information” section reconciles GAAP net income and loss and diluted earnings or loss per share to the corresponding adjusted amounts.

1 Non-GAAP financial measure. Descriptions of Avadel’s non-GAAP financial measures are included under the caption Non-GAAP Disclosures and Adjustments included within this press release and reconciliations of such non-GAAP financial measures to their most closely applicable GAAP financial measures are found in the Supplemental Information section herein.

*******

Contacts:	Michael F. Kanan

Chief Financial Officer

	Phone:	(636) 449-1844

Email : mkanan@avadel.com

Lauren Stival

Sr. Director, Investor Relations & Corporate Communications

	Phone:	(636) 449-5866

	Email:	lstival@avadel.com

AVADEL PHARMACEUTICALS PLC

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In thousands, except per share data)

	Three-Months Ended		Twelve-Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Revenues:
Product sales and services	$34,328	$42,364	$172,337	$147,222
License and research revenue	(80)	721	404	3,024
Total revenue	34,248	43,085	172,741	150,246
Operating expenses:
Cost of products and services sold	4,048	2,591	16,301	13,248
Research and development expenses	12,125	13,476	34,218	34,611
Selling, general and administrative expenses	23,058	10,688	58,862	44,179
Intangible asset amortization	1,967	2,970	3,659	13,888
(Gain) loss - changes in fair value of related party contingent consideration	(1,034)	(3,704)	(31,141)	49,285
Restructuring costs	(631)	—	2,542	—
Total operating expenses	39,533	26,021	84,441	155,211
Operating income (loss)	(5,285)	17,064	88,300	(4,965)
Investment income, net	161	555	2,850	1,635
Interest expense, net	(263)	(261)	(1,052)	(963)
Other income (expense) - changes in fair value of related party payable	(903)	(413)	2,085	(6,548)
Foreign exchange (loss) gain	(587)	1,135	(714)	1,123
Income (loss) before income taxes	(6,877)	18,080	91,469	(9,718)
Income tax provision	2,385	13,346	24,215	31,558
Net income (loss)	$(9,262)	$4,734	$67,254	$(41,276)

Net income (loss) per share - basic	$(0.24)	$0.11	$1.66	$(1.00)
Net income (loss) per share - diluted	$(0.24)	$0.11	$1.61	$(1.00)

Weighted average number of shares outstanding - basic	39,350	41,269	40,465	41,248
Weighted average number of shares outstanding - diluted	39,350	42,808	41,765	41,248

AVADEL PHARMACEUTICALS PLC

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	As of December 31,
	2017	2016

ASSETS
Current assets:
Cash and cash equivalents	$16,564	$39,215
Marketable securities	77,511	114,980
Accounts receivable	14,764	17,839
Inventories, net	6,157	3,258
Prepaid expenses and other current assets	8,958	5,894
Total current assets	123,954	181,186
Property and equipment, net	3,001	3,320
Goodwill	18,491	18,491
Intangible assets, net	92,289	22,837
Research and development tax credit receivable	5,272	1,775
Income tax deferred charge	—	10,342
Other	9,099	7,531
Total assets	$252,106	$245,482

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$111	$268
Current portion of long-term related party payable	24,893	34,177
Accounts payable	7,478	7,105
Deferred revenue	2,007	2,223
Accrued expenses	50,849	17,222
Income taxes	241	1,200
Other	597	226
Total current liabilities	86,176	62,421
Long-term debt, less current portion	156	547
Long-term related party payable, less current portion	73,918	135,170
Other	7,293	5,275
Total liabilities	167,543	203,413

Shareholders' equity:
Preferred shares, $0.01 nominal value; 50,000 shares authorized; none issued or outstanding at December 31, 2017 and December 31, 2016, respectively	—	—
Ordinary shares, nominal value of $0.01; 500,000 shares authorized; 41,463 issued and 39,346 outstanding at December 31, 2017, and 41,371 issued and outstanding at December 31, 2016	414	414
Treasury shares, at cost, 2,117 and 0 shares held at December 31, 2017 and December 31, 2016, respectively	(22,361)	—
Additional paid-in capital	393,478	385,020
Accumulated deficit	(263,702)	(319,800)
Accumulated other comprehensive loss	(23,266)	(23,565)
Total shareholders' equity	84,563	42,069
Total liabilities and shareholders' equity	$252,106	$245,482

AVADEL PHARMACEUTICALS PLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended December 31,
	2017	2016

Cash flows from operating activities:
Net income (loss)	$67,254	$(41,276)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,883	14,489
Loss on disposal of property and equipment	—	110
(Gain) loss on sale of marketable securities	(411)	826
Foreign exchange loss (gain)	714	(349)
Grants recognized in research and development expenses	(539)	—
Remeasurement of related party acquisition-related contingent consideration	(31,141)	49,285
Remeasurement of related party financing-related contingent consideration	(2,085)	6,548
Change in deferred tax and income tax deferred charge	3,556	(4,000)
Stock-based compensation expense	8,072	14,679
Net changes in assets and liabilities
Accounts receivable	3,075	(10,050)
Inventories	(2,899)	1,831
Prepaid expenses and other current assets	(3,741)	3,412
Research and development tax credit receivable	(3,141)	397
Accounts payable & other current liabilities	596	(434)
Deferred revenue	(216)	(2,923)
Accrued expenses	13,110	6,764
Accrued income taxes	(959)	1,778
Earn-out payments for related party contingent consideration in excess of acquisition-date fair value	(31,636)	(20,252)
Royalty payments for related party payable in excess of original fair value	(4,428)	(2,469)
Other long-term assets and liabilities	(3,402)	535
Net cash provided by operating activities	16,662	18,901
Cash flows from investing activities:
Purchases of property and equipment	(591)	(1,201)
Acquisitions of businesses, including cash acquired and other adjustments	—	628
Purchase of intangible assets	(53,111)	—
Proceeds from sales of marketable securities	189,009	71,546
Purchases of marketable securities	(151,005)	(107,603)
Net cash used in investing activities	(15,698)	(36,630)
Cash flows from financing activities:
Reimbursement of conditional R&D grants	(115)	(277)
Earn-out payments for related party contingent consideration	(1,246)	(6,892)
Royalty payments for related party payable	—	(1,225)
Cash proceeds from issuance of ordinary shares and warrants	404	440
Share repurchases	(22,361)	—
Net cash used in financing activities	(23,318)	(7,954)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(297)	(166)
Net decrease in cash and cash equivalents	(22,651)	(25,849)
Cash and cash equivalents - beginning balance	39,215	65,064
Cash and cash equivalents - ending balance	$16,564	$39,215
Supplemental disclosures of cash flow information:
Income tax paid	$19,143	$27,180
Interest paid	1,050	788

AVADEL PHARMACEUTICALS PLC

SUPPLEMENTAL INFORMATION

(In thousands, except per share data)

	Three-Months Ended December 31,		Twelve-Months Ended December 31,
Revenues	2017	2016	2017	2016
	(Unaudited)

Bloxiverz	$7,763	$16,938	$45,304	$82,896
Vazculep	8,140	10,629	38,046	39,796
Akovaz	15,436	11,263	80,546	16,831
Other	2,989	3,534	8,441	7,699
Total product sales and services	34,328	42,364	172,337	147,222
License and research revenue	(80)	721	404	3,024
Total revenue	$34,248	$43,085	$172,741	$150,246

		GAAP to Non-GAAP adjustments for the three-months ended December 31, 2017
		Exclude						Include
	GAAP	Intangible asset amortization	Foreign exchange gain (loss)	Restructuring impacts	License revenue adjustment	US tax reform impact	Contingent related party payable fair value remeasurement	Contingent related party payable paid/accrued	Total adjustments	Adjusted GAAP
Revenues:
Product sales and services	$34,328	$—	$—	$—	$—	$—	$—	$—	$—	$34,328
License and research revenue	(80)	—	—	—	342	—	—	—	342	262
Total revenue	34,248	—	—	—	342	—	—	—	342	34,590
Operating expenses:
Cost of products and services sold	4,048	—	—	—	—	—	—	—	—	4,048
Research and development expenses	12,125	—	—	—	—	—	—	—	—	12,125
Selling, general and administrative expenses	23,058	—	—	—	—	—	—	—	—	23,058
Intangible asset amortization	1,967	(1,967)	—	—	—	—	—	—	(1,967)	—
(Gain) loss - changes in fair value of related party contingent consideration	(1,034)	—	—	—	—	—	1,034	5,966	7,000	5,966
Restructuring costs	(631)	—	—	631	—	—	—	—	631	—
Total operating expenses	39,533	(1,967)	—	631	—	—	1,034	5,966	5,664	45,197
Operating income (loss)	(5,285)	1,967	—	(631)	342	—	(1,034)	(5,966)	(5,322)	(10,607)
Investment income, net	161	—	—	—	—	—	—	—	—	161
Interest expense, net	(263)	—	—	—	—	—	—	—	—	(263)
Other income (expense) - changes in fair value of related party payable	(903)	—	—	—	—	—	903	(818)	85	(818)
Foreign exchange (loss) gain	(587)	—	587	—	—	—	—	—	587	—
Income (loss) before income taxes	(6,877)	1,967	587	(631)	342	—	(131)	(6,784)	(4,650)	(11,527)
Income tax provision	2,385	706	—	—	—	(3,513)	299	(433)	(2,941)	(556)
Net income (loss)	$(9,262)	$1,261	$587	$(631)	$342	$3,513	$(430)	$(6,351)	$(1,709)	$(10,971)

Net income (loss) per share - diluted(1)	$(0.24)	$0.03	$0.01	$(0.02)	$0.01	$0.09	$(0.01)	$(0.16)	$(0.04)	$(0.28)
Weighted average number of shares outstanding - diluted	39,350	39,350	39,350	39,350	39,350	39,350	39,350	39,350	39,350	39,350

(1)	Net income (loss) per share - diluted is calculated by dividing Net income (loss) by the Weighted average number of shares outstanding - diluted. Note, when recalculated using this method, the balances in the Total adjustment and Adjusted GAAP columns may not cross-foot as a result of rounding to full precision.

		GAAP to Non GAAP adjustments for the three-months ended December 31, 2016
		Exclude					Include
	GAAP	Intangible asset amortization	Foreign exchange gain (loss)	Cross-border merger impacts	Purchase accounting adjustments - FSC	Contingent related party payable fair value remeasurement	Contingent related party payable paid/accrued	Total adjustments	Adjusted GAAP

Revenues:
Product sales and services	$42,364	$—	$—	$—	$—	$—	$—	$—	$42,364
License and research revenue	721	—	—	—	—	—	—	—	721
Total revenue	43,085	—	—	—	—	—	—	—	43,085
Operating expenses:
Cost of products and services sold	2,591	—	—	—	1,019	—	—	1,019	3,610
Research and development expenses	13,476	—	—	—	—	—	—	—	13,476
Selling, general and administrative expenses	10,688	—	—	—	—	—	—	—	10,688
Intangible asset amortization	2,970	(2,970)	—	—	—	—	—	(2,970)	—
(Gain) loss - changes in fair value of related party contingent consideration	(3,704)	—	—	—	—	3,704	7,645	11,349	7,645
Total operating expenses	26,021	(2,970)	—	—	1,019	3,704	7,645	9,398	35,419
Operating income (loss)	17,064	2,970	—	—	(1,019)	(3,704)	(7,645)	(9,398)	7,666
Investment income, net	555	—	—	—	—	—	—	—	555
Interest expense, net	(261)	—	—	—	—	—	—	—	(261)
Other income (expense) - changes in fair value of related party payable	(413)	—	—	—	—	413	(1,018)	(605)	(1,018)
Foreign exchange gain	1,135	—	(1,135)	—	—	—	—	(1,135)	—
Income (loss) before income taxes	18,080	2,970	(1,135)	—	(1,019)	(3,291)	(8,663)	(11,138)	6,942
Income tax provision	13,346	1,066	—	(6,754)	(366)	82	(499)	(6,471)	6,875
Net income (loss)	$4,734	$1,904	$(1,135)	$6,754	$(653)	$(3,373)	$(8,164)	$(4,667)	$67

Net (loss) income per share - diluted (1)	$0.11	$0.04	$(0.03)	$0.16	$(0.02)	$(0.08)	$(0.19)	$(0.11)	$—
Weighted average number of shares outstanding - diluted	42,808	42,808	42,808	42,808	42,808	42,808	42,808	42,808	42,808

(1)	Net income (loss) per share - diluted is calculated by dividing Net income (loss) by the Weighted average number of shares outstanding - diluted. Note, when recalculated using this method, the balances in the Total adjustment and Adjusted GAAP columns may not cross-foot as a result of rounding to full precision.

	GAAP to Non-GAAP adjustments for the twelve-months ended December 31, 2017
	Exclude								Include
	GAAP	Intangible asset amortization	Foreign exchange gain loss	Restructuring impacts	Purchase accounting adjustment - FSC	License revenue adjustment	US tax reform impact	Contingent related party payable fair value remeasurement	Contingent related party payable paid/ accrued	Total adjustment	Adjusted GAAP

Revenues:
Product sales and services	$172,337	$—	$—	$—	$—	$—	$—	$—	$—	$—	$172,337
License and research revenue	404	—	—	—	—	1,442	—	—	—	1,442	1,846
Total revenue	172,741	—	—	—	—	1,442	—	—	—	1,442	174,183
Operating expenses:
Cost of products and services sold	16,301	—	—	—	(46)	—	—	—	—	(46)	16,255
Research and development expenses	34,218	—	—	—	—	—	—	—	—	—	34,218
Selling, general and administrative expenses	58,862	—	—	—	—	—	—	—	—	—	58,862
Intangible asset amortization	3,659	(3,659)	—	—	—	—	—	—	—	(3,659)	—
(Gain) loss - changes in fair value of related party contingent consideration	(31,141)	—	—	—	—	—	—	31,141	31,362	62,503	31,362
Restructuring costs	2,542	—	—	(2,542)	—	—	—	—	—	(2,542)	—
Total operating expenses	84,441	(3,659)	—	(2,542)	(46)	—	—	31,141	31,362	56,256	140,697
Operating income (loss)	88,300	3,659	—	2,542	46	1,442	—	(31,141)	(31,362)	(54,814)	33,486
Investment income, net	2,850	—	—	—	—	—	—	—	—	—	2,850
Interest expense, net	(1,052)	—	—	—	—	—	—	—	—	—	(1,052)
Other income (expense) - changes in fair value of related party payable	2,085	—	—	—	—	—	—	(2,085)	(4,246)	(6,331)	(4,246)
Foreign exchange (loss) gain	(714)	—	714	—	—	—	—	—	—	714	—
Income (loss) before income taxes	91,469	3,659	714	2,542	46	1,442	—	(33,226)	(35,608)	(60,431)	31,038
Income tax provision	24,215	1,309	—	—	17	—	(3,513)	(1,477)	(2,255)	(5,919)	18,296
Net income (loss)	$67,254	$2,350	$714	$2,542	$29	$1,442	$3,513	$(31,749)	$(33,353)	$(54,512)	$12,742

Net income (loss) per share - diluted(1)	$1.61	$0.06	$0.02	$0.06	$—	$0.03	$0.08	$(0.76)	$(0.80)	$(1.31)	$0.31

Weighted average number of shares outstanding - diluted	41,765	41,765	41,765	41,765	41,765	41,765	41,765	41,765	41,765	41,765	41,765

(1)	Net income (loss) per share - diluted is calculated by dividing Net income (loss) by the Weighted average number of shares outstanding - diluted. Note, when recalculated using this method, the balances in the Total adjustment and Adjusted GAAP columns may not cross-foot as a result of rounding to full precision.

		GAAP to Non-GAAP adjustments for the twelve-months ended December 31, 2016
		Exclude					Include
	GAAP	Intangible asset amortization	Foreign exchange (gain)/loss	Cross-border merger impacts	Purchase accounting adjustments - FSC	Contingent related party payable fair value remeasurements	Contingent related party payable paid/accrued	Total adjustments	Adjusted GAAP

Revenues:
Product sales and services	$147,222	$—	$—	$—	$—	$—	$—	$—	$147,222
License and research revenue	3,024	—	—	—	—	—	—	—	3,024
Total revenue	150,246	—	—	—	—	—	—	—	150,246
Operating expenses:
Cost of products and services sold	13,248	—	—	—	(506)	—	—	(506)	12,742
Research and development expenses	34,611	—	—	—	—	—	—	—	34,611
Selling, general and administrative expenses	44,179	—	—	—	—	—	—	—	44,179
Intangible asset amortization	13,888	(13,888)	—	—	—	—	—	(13,888)	—
(Gain) loss - changes in fair value of related party contingent consideration	49,285	—	—	—	—	(49,285)	26,966	(22,319)	26,966
Total operating expenses	155,211	(13,888)	—	—	(506)	(49,285)	26,966	(36,713)	118,498
Operating income (loss)	(4,965)	13,888	—	—	506	49,285	(26,966)	36,713	31,748
Investment income, net	1,635	—	—	—	—	—	—	—	1,635
Interest expense, net	(963)	—	—	—	—	—	—	—	(963)
Other income (expense) - changes in fair value of related party payable	(6,548)	—	—	—	—	6,548	(3,636)	2,912	(3,636)
Foreign exchange (loss) gain	1,123	—	(1,123)	—	—	—	—	(1,123)	—
Income (loss) before income taxes	(9,718)	13,888	(1,123)	—	506	55,833	(30,602)	38,502	28,784
Income tax provision	31,558	4,986	—	(6,754)	182	3,068	(1,667)	(185)	31,373
Net income (loss)	$(41,276)	$8,902	$(1,123)	$6,754	$324	$52,765	$(28,935)	$38,687	$(2,589)

Net (loss) income per share - diluted (1)	$(1.00)	$0.22	$(0.03)	$0.16	$0.01	$1.28	$(0.70)	$0.94	$(0.06)
Weighted average number of shares outstanding - diluted	41,248	41,248	41,248	41,248	41,248	41,248	41,248	41,248	41,248

(1)	Net income (loss) per share - diluted is calculated by dividing Net income (loss) by the Weighted average number of shares outstanding - diluted. Note, when recalculated using this method, the balances in the Total adjustment and Adjusted GAAP columns may not cross-foot as a result of rounding to full precision.